Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220864, 333-259041, 333-260153, and 333-278990) and Form S-3 (Nos. 333-260607, 333-274422, 333-277393, 333-280907, and 333-281042) of our report dated March 31, 2026, with respect to the consolidated financial statements of Rekor Systems, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey

March 31, 2026